As filed with the Securities and Exchange Commission on September 9, 1999
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                         CABLEVISION SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                                            11-3415180
(State or other jurisdiction                               (I.R.S. employer
     of incorporation or                                identification number)
        organization)
                               1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                                 (516) 803-2300
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                 ROBERT S. LEMLE
                  EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND
                                    SECRETARY
                               1111 STEWART AVENUE
                            BETHPAGE, NEW YORK 11714
                                 (516) 803-2300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: At such time or times as may be determined by the selling shareholder after this registration statement becomes effective.
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.|_|
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.|X|
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|_____________
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| _____________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.|_|
                         ------------------------------
                         CALCULATION OF REGISTRATION FEE

====================================================================================================
   TITLE OF                                PROPOSED MAXIMUM    PROPOSED MAXIMUM
  SHARES TO                 AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
BE REGISTERED                REGISTERED      PER UNIT (1)         PRICE (1)        REGISTRATION FEE
----------------------------------------------------------------------------------------------------

Class A Common Stock, par
value $0.01 per share......   100,000         $71.250          $ 7,125,000           $1,981


(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for purposes of calculating the registration fee (based on the average of the high and low prices of Cablevision
    Systems Corporation Class A Common Stock as reported on the American Stock Exchange on August
    31, 1999).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

[RED HERRING TEXT]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS (Subject to Completion)
Dated September 9, 1999
                         CABLEVISION SYSTEMS CORPORATION

                     100,000 SHARES OF CLASS A COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)


    This prospectus relates to an offering by the selling shareholder of 100,000 shares of Class A common stock of Cablevision Systems Corporation.

    The shares offered by this prospectus will have been acquired by the selling shareholder in connection with our acquisition of all of the outstanding common stock of Cable T.V. of Tri-States, Inc., Matamoras Video Cable, Inc. and Montague Cable Company, Inc. Cablevision will not receive any of the proceeds from the sale of the shares. The selling shareholder may acquire additional shares if conditions relating to the acquisition are met. Such shares are not being offered by this prospectus.

    The selling shareholder has advised us that he proposes to offer the shares from time to time and in any of several different ways. The selling shareholder may offer shares:

      o through brokers in ordinary brokerage transactions,
      o to underwriters or dealers in negotiated transactions or
      o by a combination of these methods of sale.

    The selling shareholder may offer his shares at various prices, including:

      o at fixed prices,
      o at market prices at the time of sale,
      o at prices related to prevailing market prices or
      o at negotiated prices.

    Cablevision's Class A common stock is currently traded on the American Stock Exchange under the symbol "CVC". On September 2, 1999, the closing price reported on the American Stock Exchange was $72 1/8 per share.

                      ------------------------------------



    INVESTMENT IN THE SHARES INVOLVES SIGNIFICANT RISKS. READ THE INFORMATION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 TO LEARN ABOUT SOME FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES.

                      ------------------------------------



    NEITHER THE SEC NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

                      ------------------------------------



    NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL OR TO BUY ONLY THE SHARES OFFERED BY THIS PROSPECTUS, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY TO THE DATE BELOW.

                   THE DATE OF PROSPECTUS IS OCTOBER __, 1999.

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
Forward-Looking Statements....................................................2
Cablevision Systems Corporation...............................................3
Recent Developments...........................................................3
Risk Factors..................................................................3
Where You Can Find More Information..........................................10
Selling Shareholder..........................................................11
Plan of Distribution.........................................................12
Use of Proceeds..............................................................13
Statement of Indemnification.................................................13
Validity of Class A Common Stock.............................................13
Experts......................................................................13

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS MADE IN THIS PROSPECTUS

    In this prospectus we made forward-looking statements about our financial condition, results of operations and business. Forward-looking statements are statements made by us concerning events that may or may not occur in the future. These statements may be made directly in this document or may be "incorporated by reference" from other documents. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates" or similar expressions.

FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE

    Forward-looking statements involve a number of risks and uncertainties that are difficult to predict. Factors that may cause such differences to occur include, but are not limited to:

      o the level of our revenues,

      o subscriber demand, competition, the cost of programming and industry conditions,

      o the regulatory environment in which we operate,

      o the level of our capital expenditures,

      o pending and future acquisitions and dispositions of assets,

      o whether any pending unconsummated transactions are consummated on the terms and at the times set forth, if at all,

      o new competitors entering our franchise areas,

      o the identification and remediation of Year 2000 issues and the related risks and uncertainties, and

      o other risks and uncertainties inherent in the cable television business and our other businesses.

    We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this offering memorandum might not occur. See "Risk Factors" herein and our June 30, 1999 Form 10-Q incorporated by reference herein for more information on the uncertainty of forward-looking statements.

                         CABLEVISION SYSTEMS CORPORATION

    Cablevision, one of the largest operators of cable television systems in the United States, owns all of the outstanding common stock of its subsidiary, CSC Holdings, Inc. Cablevision has no significant assets other than the stock of its subsidiaries. Cablevision's principal executive office is located at 1111 Stewart Avenue, Bethpage, New York, 11714. Our telephone number is (516) 803-2300 and our Internet address is http://www.cablevision.com.

    CSC Holdings is one of the largest operators of cable television systems in the United States, with approximately 3,485,000 subscribers in six states as of June 30, 1999, based on the number of basic subscribers in systems that they currently majority own and manage. CSC Holdings also has ownership interests in companies that produce and distribute national and regional programming services and provide advertising sales services for the cable television industry and in the Madison Square Garden sports and entertainment business. CSC Holdings, through Cablevision Lightpath Inc., a wholly owned subsidiary of CSC Holdings, provides switched telephone service. CSC Holdings also owns Cablevision Electronics Investments, Inc., doing business as The Wiz, an electronics retailer operating 40 retail locations in the New York City metropolitan area, and Cablevision Cinemas, LLC, its subsidiary that owns and operates motion picture theaters in the New York City metropolitan area.

                               RECENT DEVELOPMENTS

PROPOSED JOINT VENTURE TO BUILD NEW JERSEY SPORTS ARENA AND RETAIL AND THEATER COMPLEX

    In May 1999, CSC Holdings and the New Jersey Devils professional hockey team entered into a non-binding letter of intent to form a joint venture to develop a hockey arena and an adjacent entertainment and shopping complex in Hoboken, New Jersey.

    No definitive documentation has been executed with respect to the proposed New Jersey arena and entertainment/shopping complex and we cannot assure you that the necessary documentation will be executed or that this transaction will be consummated. In addition, we have not determined whether CSC Holdings and its subsidiaries will be involved in the transaction if the transaction is consummated.


                                  RISK FACTORS

    Purchase of the shares of Class A common stock offered by this prospectus involves various risks. These risks include the principal factors listed below and the other matters set forth in this prospectus or incorporated by reference in this prospectus. You should carefully consider all of these risks.

    We sometimes refer to the common shares being offered by this prospectus as the "Shares". "We," "us" and "our" in this section refer to Cablevision.

WE HAVE SUBSTANTIAL INDEBTEDNESS AND WE ARE HIGHLY LEVERAGED AS A RESULT

    We have incurred, and we will continue to incur in the future, substantial amounts of indebtedness to finance operations, expand cable operations and acquire other cable television systems, programming networks, sources of programming and other businesses. We also have incurred, and we will continue to incur, indebtedness in order to offer new services like high speed Internet access, digital video service and residential telephone service to present and potential customers. In addition, we have borrowed and we will continue to borrow, money from time to time to refinance existing indebtedness and redeem our mandatorily redeemable preferred stock. At June 30, 1999, our consolidated debt plus the amount of our two series of mandatorily redeemable preferred stock issued by our subsidiary, CSC Holdings, Inc., totaled $7.1 billion. We urge you to read carefully our consolidated financial statements contained in our Form 10-K, our March 31, 1999 Form 10-Q and our June 30, 1999 Form 10-Q, which provide more detailed information about our indebtedness and CSC Holdings' mandatorily redeemable preferred stock.

    Because of our substantial indebtedness and CSC Holdings' mandatorily redeemable preferred stock, we are highly leveraged. This means that interest on and required repayments of our borrowings and dividends on and required redemption amounts with respect to our mandatorily redeemable preferred stock are significant in relation to our revenues and cash flow. This leverage exposes us to significant risk in the event of downturns in our businesses, in our industries or in the economy generally, because although our cash flows would decrease in this scenario, our required payments in respect of indebtedness and preferred stock will not.

OUR FINANCIAL STATEMENTS REFLECT NET LOSSES AND A STOCKHOLDER'S DEFICIENCY

    We have reported recent net losses applicable to our common stockholder as follows:

FOR THE SIX MONTHS ENDED:
June 30, 1999.............................................  $406.5 million

FOR THE YEAR ENDED:
December 31, 1998.........................................  $448.5 million
December 31, 1997.........................................  $ 12.1 million
December 31, 1996.........................................  $459.9 million

Net losses are calculated by subtracting from gross revenues:

      o operating expenses, including depreciation and amortization,

      o interest expense,

      o preferred stock dividends of CSC Holdings,

      o other income and expenses and

      o net profit or loss from affiliate operations.

The net losses described above primarily reflect our high interest expense, preferred stock dividends of CSC Holdings and depreciation and amortization charges, which we expect to continue. As a result of these net losses, at June 30, 1999, we had a stockholder's deficiency of $3.0 billion. We urge you to read carefully our consolidated financial statements contained in our Form 10-K and our June 30, 1999 Form 10-Q, which provide more detailed information about these net losses.

    We expect our net losses to continue and to remain substantial for the foreseeable future because:


      o interest expense, preferred stock dividends and depreciation and amortization charges relating to our existing indebtedness and preferred stock and completed acquisitions and capital expenditures will remain high for the foreseeable future,

      o we expect that future indebtedness incurred to fund pending and future acquisitions and the development of our existing and new businesses, including, but not limited to, capital expenditures and additional investments in our cable television plant and programming operations, will result in significant additional charges to gross revenues, and

      o we expect expenses and depreciation relating to each new service we offer to be particularly high in relation to the amount of revenues the new service will generate in its first years of operations, resulting in significant net losses each time we begin offering a new service or supporting a new business we acquire.

WE WILL NEED SIGNIFICANT ADDITIONAL BORROWINGS, AND WE HAVE COMMITTED TO SIGNIFICANT FUTURE CAPITAL EXPENDITURES AND OTHER CAPITAL COMMITMENTS

    Our business is very capital-intensive. Operating, maintaining and upgrading our cable television plant require significant amounts of cash payments to third parties. In addition, we have incurred significant expenses to start up and operate new businesses, like high speed Internet access, digital video service and residential telephone service and to roll out the non-Long Island based commercial telephone businesses. We expect these expenses to continue or grow as we continue to introduce these and possibly other new services to our cable television customers.

    We also incur significant start-up costs in funding new cable programming services before they have positive cash flow, typically during their start-up and development. Our acquisition and development of other businesses, like electronics retailing and movie theaters, also result in significant expenditures. We also pay a significant amount of interest in respect of our outstanding indebtedness, and significant amounts of cash will be required to repay our existing indebtedness and redeem CSC Holdings' mandatorily redeemable preferred stock.

    We will not be able to generate sufficient cash internally to finance these projects, to repay our indebtedness at maturity and redeem CSC Holdings' mandatorily redeemable preferred stock at the mandatory redemption date. Because we will be unable to generate sufficient cash internally for these purposes, we will have to do one of the following:


      o raise additional capital, through debt or equity issuances or both, or

      o cancel or scale back current and future spending programs or

      o sell assets.

However, you should not assume that we will be able to raise any required additional capital if we are unable to pursue our current and future spending programs and we may not be able to compete effectively as a result.

    Some of our subsidiaries have substantial future capital commitments in the form of long-term contracts that require substantial payments over a long period of time. For example, rights agreements with sports teams under which we carry games on our programming networks almost always involve multi-year contracts that are difficult and expensive to terminate. The acquisition and development activities of some of our subsidiaries, like the acquisition of entertainment businesses and the acquisition and development of entertainment facilities, will also result in significant expenditures.

    Accordingly, if we are forced to cancel or scale back current and future spending programs as described above, our choice of which spending programs to cancel or scale back may be limited.

A SIGNIFICANT AMOUNT OF OUR BOOK VALUE CONSISTS OF INTANGIBLE ASSETS

    At June 30, 1999, we reported $7.0 billion of consolidated total assets, of which $3.0 billion were intangible. Intangible assets include assets like franchises from city and county governments to operate cable television systems, affiliation agreements, amounts representing the cost of some acquired assets in excess of their fair value and some deferred costs associated with past financings, acquisitions and other transactions.

    You should not assume that we would receive any cash from the voluntary or involuntary sale of these intangible assets. We urge you to read carefully our consolidated financial statements contained in our Form 10-K, our March 31, 1999 Form 10-Q and our June 30, 1999 Form 10-Q, which provide more detailed information about these intangible assets.

WE MAY NOT BE ABLE TO COMPLETE OUR PENDING TRANSACTIONS

    We have announced and may continue to announce a number of transactions, some of which are or may be significant to our business. Because of the conditions required to be fulfilled before we can complete these transactions, we cannot assure you that any of our announced transactions will be completed on the terms or schedule we announce, or that any of them will be completed at all. Our pending transactions are generally disclosed in our Form 10-K, our March 31, 1999 Form 10-Q, our June 30, 1999 Form 10-Q and under "Recent Developments". We urge you to read carefully the description of our pending transactions contained therein, particularly the conditions required to be fulfilled in order to complete these transactions.

WE ARE CONTROLLED BY THE DOLAN FAMILY

    The Dolan family is able to prevent or cause a change of control of Cablevision.

    Cablevision has two classes of common stock:


     o Class A common stock, which is entitled to one vote per share and is entitled collectively to elect 25% of the Cablevision board of directors and

     o Class B common stock, which is generally entitled to ten votes per share and is entitled collectively to elect the remaining 75% of the Cablevision board of directors.

    As of April 30, 1999, Charles F. Dolan, chairman of Cablevision's board of directors, beneficially owned 0.9% of the Class A common stock, 53.6% of the Class B common stock, and 43.0% of the total voting power of both classes of common stock. In addition, as of April 30, 1999, trusts established by Dolan for his family members, as to which he disclaims beneficial ownership, beneficially owned 3.3% of the Class A common stock, 46.4% of the Class B common stock, and 37.7% of the total voting power of both classes of common stock.

    As a result of Dolan's stock ownership and the stock ownership of his family members, Dolan has the power to elect all the directors of Cablevision subject to election by holders of the Class B common stock. In addition, Dolan family members may control stockholder decisions on matters in which holders of the Cablevision common stock vote together as a class. These matters include the amendment of some provisions of Cablevision's certificate of incorporation and the approval of fundamental corporate transactions, including mergers.

    In addition, because the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding shares of the Class B common stock, voting separately as a class, is required to approve:


      o the authorization or issuance of any additional shares of Class B common stock and

      o any amendment, alteration or repeal of any of the provisions of Cablevision's certificate of incorporation that adversely affects the powers, preferences or rights of the Class B common stock,

Dolan family members also have the power to prevent such issuance or amendment. The voting rights of the Class B common stock beneficially owned by the Dolan family members will not be modified as a result of any transfer of legal or beneficial ownership of the Class B common stock.

SIGNIFICANT RESTRICTIVE COVENANTS IN OUR FINANCING AGREEMENTS LIMIT OUR FLEXIBILITY

    Our credit agreement and some of our debt instruments contain various financial and operating covenants which, among other things, require the maintenance of some financial ratios and restrict the relevant borrower's ability to incur debt from other sources and to use funds for various purposes, including investments in some subsidiaries. Violation of these covenants could result in a default which would permit the parties who have lent money under our credit agreement and such other debt instruments to:


      o restrict our ability to borrow undrawn funds under our credit agreement and

      o require the immediate repayment of the borrowings under our credit agreement and such other debt instruments.

REGULATORY RISKS ARE INHERENT AND SUBSTANTIAL IN OUR BUSINESSES

    GENERAL. The FCC and state and local governments extensively regulate the rates we may charge our customers for video services. They also regulate us in other ways that affect the daily conduct of our video delivery and video programming business, our telephone business and possibly in the future, our high speed Internet access business. Any action by the FCC, the states of New York, New Jersey, Connecticut, Massachusetts or Ohio or concerted action by local regulators, the likelihood or extent of which we cannot predict, could have a material financial effect on us.

    For example, in 1992, Congress enacted the Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act"), which was a significant change in the regulatory framework under which cable television systems operate. In 1993 and 1994, the FCC ordered reductions in cable television rates based on the 1992 Cable Act. In 1995, a Federal appeals court upheld the material aspects of the FCC's rate regulation scheme. Congress subsequently enacted the Telecommunications Act of 1996, which relaxes the regulation of higher tier cable television rates. This higher tier rate regulation relaxation went into effect on March 31, 1999. The regulation by local governments of basic cable rates will continue in most communities in which we operate.

    RECENT FCC AND CONGRESSIONAL ISSUES MAY AFFECT OUR BUSINESSES. The FCC has established a national limit of 30% on the number of households that any cable company can serve. Because of court proceedings, this 30% national limit has never been implemented and the FCC is considering revising this limit and changing the definition of what type and degree of ownership should be considered in determining whether a cable company has exceeded whatever limit the FCC sets. The outcome of these proceedings could affect us because of AT&T's investment in Cablevision through its recent acquisition of TCI. This issue recently has been given greater visibility at the FCC and in Congress as a result of AT&T's proposed acquisition of MediaOne Group.

    Some parties, including America Online and some local telephone companies, have proposed statutory and regulatory requirements that would force cable systems to provide carriage to third-party Internet access providers. The FCC thus far has rejected these requests, but legislation has been introduced that would effectively require that this access be provided. We cannot predict at this time whether or to what extent this legislation might be successful or whether the FCC might reevaluate its initial conclusion not to impose such regulation. One federal district court in Oregon, a state in which we do not operate, has recently upheld a local franchising authority's requirement that the cable system in that community provide access to all third-party Internet access providers, but that decision is currently on appeal. If the federal district court's opinion is upheld, some local franchising authorities where we operate might attempt to impose a similar requirement on us.

    OUR CURRENT FRANCHISES ARE GENERALLY NON-EXCLUSIVE, AND OUR FRANCHISORS NEED NOT RENEW OUR FRANCHISES. Our cable television systems are operated primarily under non-exclusive franchise agreements with local government franchising authorities, in some cases with the approval of state cable television authorities. Consequently, our business is dependent on our ability to obtain and renew our franchises. Although we have never lost a franchise as a result of a failure to obtain a renewal, our franchises are subject to non-renewal or termination under some circumstances.

    In some cases, franchises have not been renewed at expiration, and we operate under either temporary operating agreements or without a license while negotiating renewal terms with the franchising authorities. In the case of one of our franchises in Ohio with 11,000 subscribers as of June 30, 1999, we are operating without a license while we appeal the denial of the franchise renewal in federal court in accordance with the provisions of the Cable Communications Policy Act of 1984.

WE ARE EXPOSED TO A SIGNIFICANT AND CREDIBLE RISK OF COMPETITION

    GENERAL. Cable operators compete with a variety of television programming distribution systems, including:

      o broadcast television stations,
      o direct broadcasting satellite systems,
      o multichannel multipoint distribution services,
      o satellite master antenna systems and
      o private home dish earth stations.

For example, two direct broadcasting satellite systems are now operational in the U.S. Companies with substantial resources like Hughes Electronics Corp. have invested in some of these systems. Cable systems also compete with the entities that make videotaped movies and programs available for home rental.

    The Telecommunications Act of 1996 gives telephone companies and other video providers the option of providing video programming to subscribers through "open video systems", a wired video delivery system similar to a cable television system that may not require a local cable franchise. RCN, an open video system operator that teams with electric utilities, is currently operating systems in Boston and parts of New York City that compete with us. Additional video competition to cable systems is possible from new wireless local multipoint distribution services authorized by the FCC, for which spectrum was recently auctioned by the FCC.

    The 1992 Cable Act prohibits a cable programer that is owned by or affiliated with a cable operator, like our subsidiary Rainbow Media Holdings, Inc., from:


      o unreasonably discriminating among or between cable operators and other multichannel video distribution systems with respect to the price, terms and conditions of sale or distribution of the programmer's service and

      o unreasonably refusing to sell service to any multichannel video programming distributor.

    COMPETITION FROM TELEPHONE COMPANIES. The Cable Communications Policy Act of 1984 barred co-ownership of telephone companies and cable television systems operating in the same service areas. The Telecommunications Act of 1996 repealed this restriction and permits a telephone company to provide video programming directly to subscribers in its telephone service territory, subject to some regulatory requirements, but generally prohibits a telephone company from acquiring an in-region cable operator, except in some small markets under some circumstances. Telephone companies, like Ameritech Corp. in Ohio and Southern New England Telephone Co. in Connecticut have obtained or applied for local franchises to construct and operate cable television systems in several communities in which we currently hold cable franchises, and in some locations have begun offering service in competition with us.

OUR SYSTEMS AND THE SYSTEMS OF THIRD PARTIES ON WHOM WE RELY MAY NOT ACHIEVE YEAR 2000 READINESS

    Y2K readiness refers to the ability of some computerized systems and technologies to recognize and/or correctly process dates beyond December 31, 1999 and leap year calculations. As a result of Y2K readiness issues, the potential exists for computer system failure or miscalculations by computer programs, which could disrupt our operations. Our plan to identify and address Y2K issues is described in our Form 10-K, our March 31, 1999 Form 10-Q and our June 30, 1999 Form 10-Q.

    Many of the information technology, or "IT", and non-IT systems that are necessary for the continued operation of our businesses are dependent upon components that may not be Y2K compliant. Although our Y2K compliance program is designed to identify and remediate these systems in order to avoid interruption of our operations, there can be no assurance that we will be able to identify all noncompliant systems or successfully remediate all those that are identified. Failure of IT or non-IT systems that are necessary for the operation of our businesses, including, without limitation, our billing systems, addressable controller and converter systems, purchasing, finance and inventory systems, marketing databases and point of sale systems, could have a material adverse effect on us.

    We are dependent on third-party products and services, like utility services and programming uplinks, for the operation of our businesses. Although as part of the inventory and assessment phase of our Y2K program, we have contacted third-party product and service providers to ascertain whether Y2K compliance issues may exist, we have in many cases not received assurances from these suppliers. Moreover, in most cases we do not have the ability to verify any assurances we do receive from third-party suppliers. If critical IT or non-IT systems used by these third-party suppliers fail as a result of a Y2K compliance issue, and as a result of such failure the ability of such supplier to continue to provide this product or service to us is interrupted, our ability to continue to provide services to our customers may be interrupted. Any interruption could have a material adverse effect on us. We intend to implement contingency plans to address those risks, although no plans have yet been identified and we cannot assure you that any such plan would resolve these problems in a satisfactory manner.

    In addition to the risks associated with the failure of IT systems due to Y2K problems, the failure of non-IT systems would pose significant risks to us. For example, we and our subsidiaries operate facilities for both employees and the public. Failure of non-IT systems at such facilities could result in health and safety risks that could lead to the closure or unavailability of these facilities. This could result in lost revenues to us and the risk of actions against us if the businesses of others are disrupted. Also, the failure of these non-IT systems could result in injury to individuals which could expose us to actions by or on behalf of these individuals.

WE HAVE NOT PAID DIVIDENDS, AND WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE

    Cablevision has never declared or paid dividends on any of its common stock and has no intention to pay cash dividends on such stock in the foreseeable future. In addition, some debt instruments to which we are a party contain covenants which effectively prohibit the payment of such dividends.

WE HAVE GRANTED REGISTRATION RIGHTS COVERING A PORTION OF OUR SHARES

    On May 17, 1999, 109,089,532 shares of Class A common stock were outstanding. Cablevision has granted to each of Mr. Dolan, some Dolan family interests, the Dolan Family Foundation, John Tatta, a director of Cablevision, and some Tatta family interests registration rights with respect to 2,647,405 shares of Class A common stock held by them on such date, as well as with respect to 43,126,836 shares of Class A common stock issuable upon conversion of shares of Class B common stock. The direct or indirect subsidiaries of AT&T Corp. holding Class A common stock have some registration rights with respect to such shares of Class A common stock. Sales of a substantial number of shares of Class A common stock or Class B common stock could adversely affect the market price of the Class A common stock and could impair Cablevision's future ability to raise capital through an offering of its equity securities.

                       WHERE YOU CAN FIND MORE INFORMATION

THE REGISTRATION STATEMENT

    We have filed a registration statement with the SEC that registers the Shares offered by this prospectus.

    The registration statement that we filed with the SEC, including the attached exhibits and schedules, contains additional relevant information about Cablevision and its shares of common stock. The SEC allows us to omit some information included in the registration statement from this prospectus. You should read the entire registration statement in order to obtain this additional information.

FILINGS WITH THE SEC

    In addition, we file reports, proxy statements and other information with the SEC on a regular basis. You may read and copy this information at the following locations of the SEC:


Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.     7 World Trade Center         Citicorp Center
Room 1024                       Suite 1300          500 West Madison Street
Washington, D.C.  20549  New York, New York 10048          Suite 1400
                                                    Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

    The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like Cablevision, who file electronically with the Commission. The address of that site is http://www.sec.gov.

    In addition, you may read this information at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

DOCUMENTS INCORPORATED BY REFERENCE

    THE COMMISSION ALLOWS US TO "INCORPORATE BY REFERENCE" INFORMATION INTO THIS PROSPECTUS. THIS MEANS THAT WE CAN DISCLOSE IMPORTANT INFORMATION TO YOU BY REFERRING YOU TO ANOTHER DOCUMENT FILED SEPARATELY WITH THE SEC. This information incorporated by reference is a part of this prospectus, unless we provide you with different information in this prospectus.

    This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about Cablevision and its financial condition.


      o Cablevision's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Cablevision's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1998 (collectively, our "Form 10-K").

      o Cablevision's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (our "March 31, 1999 Form 10-Q").

      o Cablevision's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 (our "June 30, 1999 Form 10- Q").

      o The description of our Class A common stock contained in our registration statement on Form S-4, (File No. 333- 44547), including any amendment or report filed with the SEC for the purpose of updating the description.

    This prospectus also incorporates by reference additional documents that we may file with the SEC between the date of this prospectus and the date that the offering of the Shares is terminated. These documents include annual reports, quarterly reports and other current reports, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit in this prospectus. You can obtain these documents from us by requesting them in writing or by telephone at the following address or number:

                                    Secretary
                         Cablevision Systems Corporation
                               1111 Stewart Avenue
                            Bethpage, New York 11714
                            Telephone: (516) 803-2300

OTHER INFORMATION

    We have not authorized anyone to give you any information about us or this offering that is different from what we tell you in this prospectus or in any of the materials that we have incorporated into this document. If anyone gives you any other information about us, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to buy, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                               SELLING SHAREHOLDER

    The Shares are being offered by the selling shareholder, Joseph Biondo. The selling shareholder acquired 100,000 Shares as the result of our acquisition, on October __, 1999 of all of the outstanding stock of Cable T.V. of Tri-States, Inc., Matamoras Video Cable, Inc. and Montague Cable Company, Inc. Mr. Biondo owns 3,000 shares of Class A common stock in addition to the Shares offered by this prospectus. Mr. Biondo does not have any material relationship with us other than in connection with our acquisition of all of the outstanding stock of Cable T.V. of Tri-States, Inc., Matamoras Video Cable, Inc. and Montague Cable Company, Inc.

    As a result of the acquisition, Cable T.V. of Tri-States, Inc., Matamoras Video Cable, Inc. and Montague Cable Company, Inc. are now our subsidiaries.

                              PLAN OF DISTRIBUTION

METHODS OF DISTRIBUTION BY SELLING SHAREHOLDER

    The selling shareholder has advised us that he proposes to offer any or all of the Shares for sale from time to time and in several different ways. For example, he may make sales:


      o on the American Stock Exchange,

      o on another interdealer quotation system or stock exchange on which our common shares are quoted or listed at the time,

      o through negotiated transactions or

      o otherwise at prices related to prevailing market prices or at negotiated prices.

    From time to time, the selling shareholder may offer Shares through brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder, agents and/or the purchasers for whom they may act as agent.

PREPARATION OF AN ADDITIONAL PROSPECTUS TO DESCRIBE THE METHOD OF SALE

    If necessary, we will prepare another prospectus to describe the method of sale in greater detail. As of the date of this prospectus, we do not know of any arrangements by the selling shareholder to sell the Shares, nor do we know which brokerage firms the selling shareholder may select to sell the Shares. In addition, the selling shareholder may sell the Shares without the aid of a registration statement if he follows some SEC rules.

PARTIES THAT MAY BE DEEMED UNDERWRITERS

    The selling shareholder and any brokers, dealers or agents that participate in the distribution of the Shares may be considered "underwriters" under the federal securities laws. If the selling shareholder is considered an underwriter, any profits on the sale of Shares by him and any associated discounts, concessions or commissions may be considered underwriting compensation under the federal securities laws. In addition, if the selling shareholder is considered an underwriter, the selling shareholder may be subject to some liabilities for misstatements and omissions in the registration statement.

REGULATION OF SALES BY SELLING SHAREHOLDER

    The selling shareholder and any other person participating in a sale or distribution of Shares will be subject to applicable provisions of the Securities Exchange Act of 1934, which is the federal statute regulating sales of securities. Some rules and regulations issued by the SEC, including some limitations on activities during securities offerings and anti-fraud provisions, may limit when the selling shareholder, or any other person, may sell or purchase the Shares.

    In some jurisdictions, the state securities laws require that the Shares be offered or sold only through registered or licensed brokers or dealers. In addition, in some jurisdictions the Shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

EXPENSES

    We will not receive any part of the proceeds from the sale of Shares. We will bear all expenses we incur in registering the Shares with the SEC. We estimate these expenses to be approximately $75,000. If and when we are required to update this prospectus, we may incur additional expenses in excess of the amount estimated above. The selling shareholder will pay his own expenses, including brokerage commissions, personal legal fees or similar expenses, in offering and selling the Shares.

                                 USE OF PROCEEDS

    The Shares may be sold by this prospectus by the selling shareholder. We will not receive any proceeds from the sales of the Shares, but we will bear some of the expenses. See "Plan of Distribution -- Expenses" for a description of the payment of expenses.

                          STATEMENT OF INDEMNIFICATION

    Under our certificate of incorporation, each person who is or was a director or officer shall be indemnified by us to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. Section 145 provides that a corporation shall have the power to indemnify an agent, officer or director who was or is threatened to be made a party to any proceedings, against some expenses, judgments, fines, settlements and other accounts under some circumstances. Our by-laws provide that the board of directors may advance expenses incurred by an officer or director in defending some proceedings upon receipt of an undertaking to repay such amount under some circumstances.

    At the annual meeting of our stockholders held on September 23, 1987, our stockholders authorized and approved a form of indemnification agreement. We have entered into such indemnification agreement with approximately 15 of our officers and directors. Such indemnification agreement provides that we will, subject to some exceptions, indemnify each such person in respect of losses or expenses incurred as a result of threatened, pending or completed actions or proceedings involving such person and relating to such person's service as an officer or director of Cablevision, including losses and expenses in respect of actions or proceedings brought under the Securities Act.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling Cablevision pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        VALIDITY OF CLASS A COMMON STOCK

    The validity of the Shares offered hereunder has been passed upon for Cablevision by Sullivan & Cromwell.

                                     EXPERTS

    The consolidated financial statements and schedule of Cablevision and its subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 are incorporated in this prospectus and registration statement by reference in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered, none of which are payable by the selling shareholder:

     Registration Statement Filing Fee.............................  $ 1,964
     Legal Fees and Expenses.......................................   50,000
     Accounting Fees and Expenses..................................   10,000
     Miscellaneous Fees and Expenses...............................   13,036
     Total.........................................................  $75,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

    The first paragraph of Article Ninth of Cablevision's Certificate of Incorporation provides:

            The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section. Such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

    Article VIII of the By-Laws of Cablevision provides:

            A. The corporation shall indemnify each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or alleged action in any other capacity while serv ing as a director, officer, employee or agent, to the maximum extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred by such person in connection with such proceeding. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article or otherwise.

            B. The right to indemnification and advancement of expenses conferred on any person by this Article shall not limit the corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other right which any such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

            C. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      Cablevision has entered into indemnification agreements with some of its officers and directors indemnifying such officers and directors from and against some expenses, liabilities or other matters referred to in or covered by Section 145 of the Delaware General Corporation Law. Cablevision maintains directors' and officers' liability insurance.

      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The second paragraph of Article Ninth of Cablevision's Certificate of Incorporation provides for such limitation of liability.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
5.1* Opinion of Sullivan & Cromwell, as to validity of the Class A common stock.

23.1         Consent of KPMG LLP.

23.2         Consent of Sullivan & Cromwell (included in Exhibit 5.1).

24.1 Powers of Attorney (included in the signature pages of this Registration Statement).
---------------
*   To be filed by amendment.

ITEM  17.  UNDERTAKINGS

      The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (as amended, and together with the rules and regulations thereunder, the "Securities Act");

                   (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 (as amended, and together with the rules and regulations thereunder, the "Securities Exchange Act") that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

              (6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise (other than pursuant to insurance), the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding and other than insurance payments) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethpage and the State of New York, on this 3rd day of September, 1999.

                                        CABLEVISION SYSTEMS CORPORATION



                                        By: /s/ William J. Bell
                                           ------------------------------------
                                           Name: William J. Bell
                                           Title: Vice Chairman


                                POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William J. Bell and Robert S. Lemle, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on September 3, 1999.


         SIGNATURE                                TITLE
         ---------                                -----

/s/ James L. Dolan
-----------------------
James L. Dolan                 President, Chief Executive Officer and Director
                                        (Principal Executive Officer)

/s/ William J. Bell
-----------------------
William J. Bell                           Vice Chairman and Director
                                        (Principal Financial Officer)

/s/ Andrew B. Rosengard
-----------------------
Andrew B. Rosengard            Executive Vice President, Finance and Controller
                                        (Principal Accounting Officer)

/s/ Charles F. Dolan
-----------------------
Charles F. Dolan                      Chairman of the Board of Directors

/s/ Robert S. Lemle
-----------------------
Robert S. Lemle                   Executive Vice President, General Counsel,
                                          Secretary and Director

         SIGNATURE                                TITLE
         ---------                                -----


/s/ Sheila A. Mahony
-----------------------
Sheila A. Mahony                  Executive Vice President, Communications,
                                   Government, Public Affairs and Director

/s/ Thomas C. Dolan
-----------------------
Thomas C. Dolan                Senior Vice President, Chief Information Officer
                                                and Director

/s/ John Tatta
-----------------------
John Tatta                                     Director

/s/ Patrick F. Dolan
-----------------------
Patrick F. Dolan                               Director

/s/ Charles D. Ferris
-----------------------
Charles D. Ferris                              Director

/s/ Richard H. Hochman
-----------------------
Richard H. Hochman                             Director

/s/ Victor Oristano
-----------------------
Victor Oristano                                Director

/s/ Vincent Tese
-----------------------
Vincent Tese                                   Director

/s/ William Fitzgerald
-----------------------
William Fitzgerald                             Director

/s/ Leo J. Hindery, Jr.
-----------------------
Leo J. Hindery, Jr.                            Director

                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION                       LOCATION
-----------                -----------                       --------
5.1           Opinion of Sullivan & Cromwell as to   To be filed by amendment.
              the validity of the Class A common
              stock

23.1          Consent of KPMG LLP                    Filed herewith.

23.2          Consent of Sullivan & Cromwell         Included in Exhibit 5.1.

24.1          Powers of Attorney.                    Included in signature pages
                                                     of this Registration
                                                     Statement.